Exhibit 10.71
LOAN PURCHASE AGREEMENT
This Loan Purchase Agreement (the “Loan Purchase Agreement”) made and entered into as of this 25th day of November, 2008, by and between Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC., a Nebraska corporation (the “Seller”), acting, where applicable, by and through Wells Fargo Bank, National Association, not individually but as Eligible Lender Trustee (the “Trustee”) for the Seller under the Warehouse Agreement or Eligible Lender Trust Agreement (as defined herein), and Union Bank and Trust Company, a Nebraska state bank and trust company, acting in its individual capacity and as trustee (the “Purchaser”).
W I T N E S S E T H :
WHEREAS, the Purchaser desires to purchase from the Seller certain FFELP Loans (as defined below), title to which is currently held by the Trustee pursuant to the Warehouse Agreement or Eligible Lender Trust Agreement, as applicable from time to time, and the Seller desires to sell such FFELP Loans to the Purchaser, in accordance with the terms and conditions of this Loan Purchase Agreement; and
WHEREAS, the Seller has previously financed its purchase of the FFELP Loans sold hereunder through the funding made available under the Warehouse Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:
Section 1. Definitions.
“Administrative Agent” means Bank of America, N.A., as Administrative Agent under the Warehouse Agreement, and any successor or assign in such capacity.
“Authoritative Copy” means, with respect to any Electronic Promissory Note, the electronic record of such Electronic Promissory Note that has been designated by Seller as the authoritative copy or controlling reference copy, which electronic record shall include, without limitation, an electronic file containing (i) an electronic copy of the Promissory Note, (ii) either the Completed Application or all data included in the Borrower’s Completed Application, (iii) the Audit/E-Signature number or identifying information which identifies the Borrower providing the E-Signature, (iv) if applicable, the account information of Seller with Equifax sufficient to allow a third party access to the records maintained by Equifax with respect to such Promissory Note and (v) a record of the obligor’s “check-box” election to use an electronic signature.
“Borrower” means the student or parent obligor under an Eligible Loan.
“Completed Application” means a fully completed application for a Stafford loan, a PLUS loan, an SLS loan or a Consolidation Loan from a Borrower, together with, in the case of a Consolidation Loan, properly completed LVCs from the holders of all education loans to be consolidated.
“Consolidation Loan” means a loan made under Section 428C of the Higher Education Act.
“Electronic Promissory Note” means any Promissory Note that is evidenced by an electronic promissory note or an electronic record containing an electronic signature.
“Eligible Lender Trust Agreement” means the Eligible Lender Trust Agreement dated as of May 1, 2003, between the Trustee and the Seller.

“Eligible Loan” means a FFELP Loan which (i) is Guaranteed; (ii) if such FFELP Loan is a subsidized Stafford loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments; if such FFELP Loan is a Consolidation Loan, qualifies the holder thereof to receive Interest Subsidy Payments and Special Allowance Payments to the extent applicable; and if such FFELP Loan is a PLUS loan authorized under Section 428B of the Higher Education Act, a SLS loan authorized under Section 428A of the Higher Education Act, or an unsubsidized Stafford loan authorized under Section 428H of the Higher Education Act, such FFELP Loan qualifies the holder thereof to receive Special Allowance Payments; and (iii) complies with each representation and warranty with respect thereto contained herein (including Section 3(a)).
“Federal Contracts” means all agreements between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including, but not limited to, reimbursement of amounts paid or payable upon defaulted Eligible Loans and other student loans guaranteed by any Guarantee Agency and Interest Subsidy Payments and Special Allowance Payments, if applicable, to holders of qualifying student loans guaranteed by any Guarantee Agency.
“FFEL Program” means the Federal Family Education Loan Program and any predecessor program under the Higher Education Act.
“FFELP Loans” means those specific loans transferred by the Seller and the Trustee, on behalf of the Seller, to the Purchaser pursuant to this Loan Purchase Agreement, inclusive of the promissory notes evidencing such loans and the related documentation in connection with each thereof, which were originated pursuant to the FFEL Program and the Higher Education Act.
“Guarantee” or “Guaranteed” means, with respect to a FFELP Loan, the guarantee by the Guarantee Agency, in accordance with the terms and conditions of the Guarantee Agreement, of the principal of and accrued interest on the FFELP Loan to the maximum extent permitted under the Higher Education Act on FFELP Loans which have been originated, held and serviced in full compliance with the Higher Education Act, and the coverage of the FFELP Loan by the Federal Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Eligible Loans guaranteed by it to the extent of the maximum reimbursement allowed by the Federal Contracts.
“Guarantee Agency” means a state agency or a private nonprofit institution or organization which administers a Guarantee Program within a State or any successors and assignees thereof administering the Guarantee Program which has entered into a Guarantee Agreement with the Trustee on behalf of the Seller.
“Guarantee Agreement” means the Federal Contracts, an agreement between a Guarantee Agency and the Trustee providing for the Guarantee by such Guarantee Agency of the principal of and accrued interest on Eligible Loans to Borrowers, made or acquired by the Trustee from time to time on behalf of the Seller, and any other similar guarantee or agreement issued by a Guarantee Agency to the Trustee, on behalf of the Seller, pertaining to Eligible Loans.
“Guaranteed Loans” means FFELP Loans that are Guaranteed.
“Guarantee Program” means a Guarantee Agency’s student loan guaranty program pursuant to which such Guarantee Agency guarantees or insures student loans.
“Higher Education Act” shall mean Title IV, Parts B, F and G, of the Higher Education Act of 1965, as amended or supplemented and in effect from time to time, or any successor enactment thereto, and all regulations promulgated thereunder and any directives issued by the Secretary of Education.

“Interest Subsidy Payments” means interest subsidy payments authorized to be made by the Secretary of Education pursuant to Section 428 of the Higher Education Act or similar payments authorized by federal law or regulation.
“Loan Portfolio Statistical Schedule” means a written schedule on a form agreed to by the Seller and the Purchaser identifying certain characteristics of each portfolio of FFELP Loans to be purchased hereunder.
“Loan Purchase Agreement” means this Loan Purchase Agreement including all exhibits and schedules attached hereto, and any addenda, supplements or amendments hereto.
“Loan Purchase Date” means the date as described in Section 2(b) hereof.
“Loan Transfer Schedule” means a written schedule on a form provided by the Seller or its servicing agent identifying the Borrowers on the FFELP Loans to be purchased hereunder.
“LVC” means a loan verification certificate required to be obtained from the lender of each loan to be consolidated with proceeds of a Consolidation Loan.
“Master Note” means a Master Promissory Note in the form mandated by Section 432(m)(1)(D) of the Higher Education Act, as added by Pub. L. 105-244, § 427,112 Stat. 1702 (1998) as amended by Public Law No: 106-554 (enacted December 21, 2000) and as codified at 20 U.S.C. § 1082(m)(1).
“MPN Loan” means a FFELP Loan evidenced by a Master Note.
“Nelnet, Inc.” means Nelnet, Inc., a corporation organized and existing under the laws of the State of Nebraska.
“Non-Consolidation Loans” means all FFELP Loans which are not Consolidation Loans.
“Promissory Note” means the form promissory note (in a form approved under the Higher Education Act) pursuant to which a Borrower obtains a loan under the FFEL Program.
“Purchaser” means Union Bank and Trust Company, a Nebraska state bank and trust company, acting individually and in its capacity as trustee.
“Secretary of Education” means the Commissioner of Education and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.
“Seller” means Nelnet Education Loan Funding, Inc., f/k/a NEBHELP, INC., a Nebraska corporation, and any successor or assign.
“Special Allowance Payments” means special allowance payments authorized to be made by the Secretary of Education pursuant to Section 438 of the Higher Education Act or similar allowances authorized from time to time by federal law or regulation.
“Trustee” means Wells Fargo Bank, National Association, acting in its capacity as Trustee under the Warehouse Agreement or Eligible Lender Trust Agreement, as applicable, and not in its individual capacity.

“Warehouse Agreement” means the Amended and Restated Warehouse Note Purchase and Security Agreement dated as of November 9, 2007, as the same may be amended or supplemented in accordance with its terms, by and among the Trustee, as Trustee and Eligible Lender Trustee, the Seller as Borrower, Bank of America, N.A. as Administrative Agent, and the conduit lenders, alternate lenders and facility agents a party thereto from time to time.
Section 2. Purchase of FFELP Loans.
(a) Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to buy from the Seller, a portfolio of FFELP Loans which are Eligible Loans in the aggregate unpaid principal amount as set forth in the Loan Transfer Addendum in the form set forth in Exhibit A hereto. Additional portfolios of FFELP Loans may be purchased from the Seller hereunder by the Purchaser from time to time in the future, if the parties hereto execute and deliver a subsequent Loan Transfer Addendum for each such purchase of a portfolio in the form set forth in Exhibit A hereto, reflecting the aggregate unpaid principal balance of Eligible Loans contained in such portfolio and the Loan Purchase Date, and if the Seller executes and delivers to the Purchaser all documents required under Section 4 hereof as of the applicable Loan Purchase Date. Any subsequent purchase of an additional portfolio of FFELP Loans shall be governed in all respects by this Loan Purchase Agreement together with the Loan Transfer Addendum pertaining to such portfolio. The Seller shall deliver a Loan Transfer Schedule and a Loan Portfolio Statistical Schedule to the Purchaser, not less than thirty (30) days (or such lesser number of days as shall be mutually agreeable to the Purchaser and the Seller) prior to the applicable Loan Purchase Date. Consummation of the sale of each FFELP Loan shall require execution and delivery to the Purchaser of the Seller’s Closing Certificate in the form of Exhibit B hereto (and delivery of the documents described in Exhibit B hereto), and the blanket endorsement and bill of sale (in the forms set forth in Exhibits C and D hereto, respectively). It is the intention of the Seller, and the Seller represents and warrants that it is the intention of the Trustee, that the transfer from the Seller and the Trustee to the Purchaser constitutes a true sale of the FFELP Loans hereunder and that neither the interest in nor title to the FFELP Loans shall become or be deemed property of the Seller or the Trustee for any purpose under applicable law.
(b) Delivery and payment for the FFELP Loans shall take place at a location and on a date (the “Loan Purchase Date”) to be specified by the Purchaser. The applicable Loan Purchase Date shall not be later than the date set forth in the Loan Transfer Addendum pertaining to such FFELP Loans.
(c) Subject to the terms and conditions of this Loan Purchase Agreement, the Purchaser agrees to purchase the FFELP Loans at a price equal to 100% of the outstanding unpaid principal amount thereof and accrued and unpaid borrower interest thereon on the Loan Purchase Date, or such other amount agreed upon and specified in the Loan Transfer Addendum as set forth in Exhibit A. The Purchaser shall retain in escrow that portion of the Purchase Price equal to the unguaranteed risk share (2-3%) in accordance with the terms of that certain Assurance Commitment Agreement of even date herewith (the “Assurance Commitment Agreement”) among Purchaser, Nelnet, Inc., Farmers & Merchants Investment Inc. (and certain individual shareholders thereof). The Seller shall be responsible for reporting to the Secretary of Education and offsetting against Interest Subsidy Payments and Special Allowance Payments made to the Seller by the Secretary of Education, or otherwise paying to the Secretary of Education, with respect to each FFELP Loan sold hereunder, the entire amount of (1) any lender origination fee or lender loan fee required under the Higher Education Act, (2) any borrower origination fee which is authorized to be charged by the Higher Education Act, and (3) any amounts due the Secretary of Education by reason of Section 427A(i) or Section 438(b)(2)(I)(v) of the Higher Education Act or any successor provision or provision of similar import (collectively, the “Fees and Rebatable Amounts”). Additionally, the Seller shall, as a condition to the purchase by the Purchaser of any FFELP Loan, be required to pay to the Purchaser on the Loan Purchase Date (by netting any such amount against the purchase price otherwise payable) the amount of any such Fees and Rebatable Amounts which has not at that time been used to offset such Special Allowance Payments or Interest Subsidy Payments, to the extent that the Special Allowance Payments or Interest Subsidy Payments received by the Purchaser in connection with such FFELP Loans would be affected. Seller shall continue due diligence servicing in compliance with the Higher Education Act, at Seller’s cost, up to the applicable Loan Purchase Date; thereafter, servicing shall be paid for by, and shall be the responsibility of, the Purchaser.
(d) Subject to the terms and conditions of this Loan Purchase Agreement, Seller shall sell to the Purchaser all Eligible Loans made to the same Borrower(s) which are held by or on behalf of Seller (serial loans).
(e) If Seller originates or purchases a FFELP Loan which is a Consolidation Loan, and the proceeds of such Consolidation Loan are used to repay the principal and interest due on a FFELP Loan sold by Seller to the Purchaser hereunder, then Seller shall rebate the premiums, if any, paid by the Purchaser to Seller in connection with the purchase of said FFELP Loan by paying to the Purchaser an amount equal to the same percentage of the principal balance of said FFELP Loan then outstanding as was originally paid by the Purchaser therefor.
(f) The Eligible Loans purchased pursuant to this Loan Purchase Agreement shall not be subject to any obligation by Purchaser to sell the same pursuant to that certain Amendment of Agreements dated as of February 4, 2005 between National Education Loan Network, Inc. and Purchaser.
(g) Purchaser shall honor all Borrower incentive or benefit programs originally represented as being available to a Borrower, including without limitation all benefits or incentives for which the Borrower has qualified as well as all benefits or incentives that were represented as being available but for which the Borrower has not yet qualified (but qualifies for following the Loan Purchase Date).
Section 3. Representations, Warranties, Covenants and Agreements of the Seller.
(a) With respect to FFELP Loans sold on a Loan Purchase Date, the Seller hereby makes the representations and warranties set forth in Exhibit E hereto as of such Loan Purchase Date. Each representation, warranty, certification, covenant and agreement contained in this Loan Purchase Agreement shall survive the applicable Loan Purchase Date.
(b) The Seller shall not organize under the law of any jurisdiction other than the State under which it is organized as of the date hereof (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to the Purchaser. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser’s interests in the FFELP Loans.

Section 4. Conditions of Purchase. The Purchaser’s obligation to purchase and pay for the FFELP Loans hereunder as of the date hereof and any applicable Loan Purchase Date shall be subject to each of the following conditions precedent:
(a) All representations, warranties and statements by or on behalf of the Seller contained in this Loan Purchase Agreement shall be true as of the date hereof and on the applicable Loan Purchase Date.
(b) Any notification to or approval by the Secretary of Education or a Guarantee Agency required by the Higher Education Act or a Guarantee Agreement as a condition to the assignment of the FFELP Loans shall have been made or received and evidence thereof delivered to the Purchaser.
(c) The entire interest of the Seller and the Trustee in each FFELP Loan shall have been duly assigned by endorsement in the form set forth in Exhibit C hereto, such endorsement to be without recourse except as provided in Section 6 hereof and in the Assurance Commitment Agreement.
(d) Physical custody and possession of the FFELP Loans (including all information and documentation which is described in the Seller’s Closing Certificate as specified in Exhibit B hereto) shall be transferred in the manner directed by the Purchaser. Unless otherwise agreed upon by the Seller and the Purchaser, the Seller and the Purchaser agree that physical custody of the FFELP Loans will remain with the existing servicers at the time of sale.
(e) Delivery by the Seller to the Purchaser on or before the date hereof of the following documentation: Seller’s Closing Certificate in the form of Exhibit B hereto; blanket endorsement in the form of Exhibit C hereto; bill of sale in the form of Exhibit D hereto; and UCC termination statements or releases, if any, releasing any security interest granted by the Seller in any FFELP Loan.
(f) Delivery by the Seller to the Purchaser, prior to the Loan Purchase Date, of a fully executed and completed Loan Transfer Addendum substantially in the form of Exhibit A hereto with respect to FFELP Loans referred to in the bill of sale, and delivery of a Loan Transfer Schedule and a Loan Portfolio Statistical Schedule as required in Section 2(a) hereof.
(g) The Purchaser shall receive an opinion of the Seller’s and Nelnet’s counsel, dated as of the first Loan Purchase Date (and as of any other Loan Purchase Date for which the Purchaser requests), in form and substance satisfactory to the Purchaser, to the effect that (i) this Student Loan Purchase Agreement has been duly authorized, executed and delivered by the Seller and Nelnet and constitutes the legal, valid, binding and enforceable obligation of the Seller and Nelnet, (ii) the blanket endorsement and bill of sale required by this Student Loan Purchase Agreement have been duly authorized, executed and delivered by the Seller, (iii) to the knowledge of such counsel, the execution and delivery of this Student Loan Purchase Agreement, the consummation of the transactions therein contemplated and compliance with the terms, conditions and provisions of this Student Loan Purchase Agreement do not and will not conflict with or result in a breach of any of the terms, conditions or provisions of the charter, articles or bylaws of the Seller or Nelnet, as applicable, or any agreement or instrument to which the Seller or Nelnet, as applicable, is a party or by which it is bound or constitute a default thereunder, (iv) to the knowledge of such counsel, neither the Seller nor Nelnet, as applicable, is a party to or bound by any agreement or instrument or subject to any charter or other corporation restriction or judgment, order, writ, injunction, decree, law, rule or regulation which may materially and adversely affect the ability of the Seller or Nelnet, as applicable, to perform its obligations under this Student Loan Purchase Agreement, and (v) no consent, approval or authorization of any government or governmental body, including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System or any state bank regulatory agency, is required in connection with the consummation of the transactions contemplated in this Student Loan Purchase Agreement.

Section 5. Rejection of FFELP Loans.
(a) If (i) the Seller is unable to make or furnish the representations and warranties required to be made or furnished by it pursuant to this Loan Purchase Agreement as to a FFELP Loan or (ii) the Purchaser determines that the Seller is unable to fulfill one or more covenants or conditions of this Loan Purchase Agreement as to a FFELP Loan, or (iii) the Purchaser, in its reasonable judgment, deems that a FFELP Loan does not comply with the terms and conditions of this Loan Purchase Agreement or is not being delivered in compliance with such terms and conditions, or (iv) the Purchaser, in its reasonable judgment deems that a FFELP Loan is for any reason unacceptable to it, then the Purchaser, within thirty days of the Loan Purchase Date, may refuse to accept and pay for such FFELP Loan (or any substitute FFELP Loan offered by the Seller in lieu thereof).
(b) If the Purchaser rejects a FFELP Loan, any such FFELP Loan shall be returned to the Seller by registered mail (for repurchase pursuant to Section 6 hereof if the student loan has previously been purchased by the Purchaser), together with a letter identifying each returned FFELP Loan and stating the basis for its return. The Purchaser shall cause any FFELP Loan returned to the Seller which has been endorsed to the Purchaser to be endorsed by the Purchaser to the Trustee on behalf of the Seller in the form set forth in Exhibit F hereto.
The liability of the Purchaser in connection with the loss of or damage to any FFELP Loan to be returned to the Seller is limited to such loss or damage occurring as a result of its gross negligence or willful misconduct in handling or safekeeping FFELP Loans.
Section 6. Repurchase Obligation. If:
(i)	any representation or warranty made or furnished by the Seller in or pursuant to this Loan Purchase Agreement (including Section 3(a) hereof) shall prove to have been materially incorrect;
(ii)
the Secretary of Education or a Guarantee Agency, as the case may be, refuses to honor all or part of a claim filed with respect to a FFELP Loan (including any claim for Interest Subsidy Payments, Special Allowance Payments, reinsurance or Guarantee payments) on account of any circumstance or event that occurred prior to the sale of such FFELP Loan to the Purchaser;

(iii)
on account of any circumstance or event that occurred prior to the sale of a FFELP Loan to the Purchaser, a defense is asserted by a Borrower (or endorser, if any) of the FFELP Loan with respect to Borrower’s obligation to pay all or any part of the FFELP Loan, and the Purchaser, in good faith, believes that the facts reported, if true, raise a reasonable doubt as to the legal enforceability of such FFELP Loan;

(iv)
a Guarantor refuses to honor all or part of a claim filed with respect to a Guaranteed Loan on account of any circumstance or event that occurred prior to the sale of such Student Loan to the Purchaser;

(v)	a FFELP Loan is required to be repurchased pursuant to subsection 5(b) hereof; or
(vi)	the instrument which Seller purports to be a FFELP Loan is not, in fact, a FFELP Loan;
then the Seller shall repurchase such FFELP Loan or purported FFELP Loan upon the request of the Purchaser by paying to the Purchaser the then outstanding principal balance of such FFELP Loan or purported FFELP Loan multiplied by the percentage used to calculate the purchase price specified in the applicable Loan Transfer Addendum (or such greater amount as may be necessary to make the Purchaser whole in light of the purchase price originally paid by the Purchaser for such loan), plus interest on the purchase price with respect to such Student Loan or purported Student Loan from the Loan Purchase Date to and including the date of repurchase at a rate equal to the LIBOR Rate (as defined in the Financing Agreement) plus 0.45%, plus any attorneys’ fees, legal expenses, court costs, servicing fees or other expenses incurred by the Purchaser in connection with such Student Loan or purported Student Loan, less any income received by the Purchaser with respect to such Student Loan from the Loan Purchase Date to and including the date of repurchase, plus interest (including Interest Subsidy Payments) and applicable Special Allowance Payments with respect to such FFELP Loan or purported FFELP Loan from the Loan Purchase Date to and including the date of repurchase, plus any amounts owed to the Secretary of Education with respect to the repurchased FFELP Loan or purported FFELP Loan, plus any attorneys’ fees, legal expenses, court costs, servicing fees or other expenses incurred by the Purchaser in connection with such FFELP Loan or purported FFELP Loan.
Section 7. Notification to Borrowers. The servicing agent on behalf of the Seller shall notify Borrowers under the FFELP Loans as required by the Higher Education Act of the assignment and transfer to the Purchaser of the Seller’s and Trustee’s interest in such FFELP Loans and the Seller shall direct, and if appropriate shall cause the Trustee to direct, each Borrower to make all payments thereon directly to the Purchaser or as it may otherwise designate.
Section 8. Obligations To Forward Payments and Communications.
(a) The Seller shall promptly remit, or cause to be remitted, to the Purchaser all funds received by the Seller after the applicable Loan Purchase Date which constitute payments of principal or interest (including Interest Subsidy Payments) or Special Allowance Payments accrued after the applicable Loan Purchase Date with respect to any FFELP Loan.
(b) The Seller shall immediately transmit to the Purchaser any communication received by the Seller after the applicable Loan Purchase Date with respect to a FFELP Loan or the Borrower under such a FFELP Loan. Such communication shall include, but not be limited to, letters, notices of death or disability, adjudication of bankruptcy and similar documents and forms requesting deferment of repayment or loan cancellations.

Section 9. Payment of Expenses and Taxes. Each party to this Loan Purchase Agreement shall pay its own expenses incurred in connection with the preparation, execution and delivery of this Loan Purchase Agreement and the transactions herein contemplated, including, but not limited to, the fees and disbursements of counsel; provided, however, that Seller shall pay any transfer or other taxes and recording or filing fees payable in connection with the sale and purchase of the FFELP Loans.
Section 10. Indemnification. The Seller agrees to indemnify and save the Purchaser (together with its successors, assignees, officers, directors, agents and employees) harmless of, from and against any and all loss, liability, cost, damage or expense, including reasonable attorneys’ fees and costs of litigation, and any amounts payable to the Secretary of Education, to the extent such loss, liability, cost, damage or expense is not covered by amounts paid pursuant to Section 5 or 6 hereof, incurred by reason of any breach of the Seller’s warranties, representations or covenants hereunder or any false or misleading representations of the Seller or any failure to disclose any matter which makes the warranties and representations herein misleading or any inaccuracy in any information furnished by the Seller in connection herewith. This indemnity obligation shall survive the termination of this Agreement or removal of the Trustee.
Section 11. Special Provisions Relating to MPN Loans.
(a) The Seller hereby represents and warrants that the Seller is transferring all of its right title and interest in the MPN Loans to the Purchaser, that it has not assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that the Seller has reacquired) to any person other than the Purchaser, and that no prior holder of the MPN Loans has assigned any interest in such MPN Loans (other than security interests that have been released or ownership interests that such prior holder has reacquired) to any person other than a predecessor in title to the Seller. The Seller hereby covenants that the Seller shall not attempt to transfer to any other person any interest in any MPN Loan assigned hereunder.
(b) The Seller hereby authorizes the Purchaser to file a UCC-1 financing statement identifying the Seller as debtor and the Purchaser as secured party and describing the MPN Loans and other FFELP Loans sold pursuant to this Loan Purchase Agreement. The preparation or filing of such UCC-1 financing statement is solely for additional protection of the Purchaser’s interest in the MPN Loans and other FFELP Loans and shall not be deemed to contradict the express intent of the Seller and the Purchaser that the transfer of MPN Loans and other FFELP Loans under this Loan Purchase Agreement is an absolute assignment of such MPN Loans and other FFELP Loans and is not a transfer of such MPN Loans and other FFELP Loans as security for a debt.
Section 12. Other Provisions.
(a) The Seller shall, at its expense, furnish to the Purchaser and the Administrative Agent such additional information concerning the Seller’s student loan portfolio as the Purchaser or the Administrative Agent may reasonably request.
(b) The Seller shall, and shall cause the Trustee to, at Seller’s expense, execute all other documents and take all other steps as may be requested by the Purchaser, the Administrative Agent or the Trustee from time to time to effect the sale hereunder of the FFELP Loans.
(c) The provisions of this Loan Purchase Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by the parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.

(d) This Loan Purchase Agreement shall be governed by the laws of the State of Nebraska.
(e) All covenants and agreements herein contained shall extend to and be obligatory upon all successors of the respective parties hereto.
(f) This Loan Purchase Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
(g) If any provision of this Loan Purchase Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Loan Purchase Agreement or any part hereof.
(h) All notices, requests, demands or other instruments which may or are required to be given by any party to another shall be in writing, and each shall be deemed to have been properly given when served personally on an officer of the party to whom such notice is given or upon expiration of a period of 48 hours from and after the postmark thereof when mailed, postage prepaid, by registered or certified mail, requesting return receipt, by overnight courier, or by telecopy, addressed as follows:
If to the Seller:
Nelnet Education Loan Funding, Inc.
121 South 13th Street, Suite 201
Lincoln, Nebraska 68508
Attention: Terry J. Heimes
Telephone: (402) 458-2301
Facsimile: (402) 458-2294
with a copy to the Trustee
If to the Trustee:
Wells Fargo Bank, National Association
Corporate Trust Services
6th & Marquette, N9303-110
Minneapolis, Minnesota 55479
Attention: Scott E. Ulven
Telephone: 612-667-4802
Facsimile: 612-667-2149

If to the Administrative Agent:
Bank of America, N.A.
The Hearst Tower
214 North Tryon Street
NC1-027-19-01
Charlotte, NC 28255
Attention: Banc of America Securities, LLC
Global Structured Finance; Portfolio Management
If to the Purchaser:
Union Bank and Trust Company
6801 South 27th Street
Lincoln, Nebraska 68512
Attention: Ken Backemeyer
Telephone: 402/ 483-8234
Facsimile: 402/ 483-8286
Any party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.
(i) This Loan Purchase Agreement may not be terminated by any party hereto except in the manner and with the effect herein specifically provided for.
(j) Time is of the essence in this Loan Purchase Agreement.
(k) This Loan Purchase Agreement may not be amended without prior written consent of the parties.
(l) This Loan Purchase Agreement shall not be assignable by the Seller, in whole or in part, without the prior written consent of the Purchaser.
(m) No remedy by the terms of this Loan Purchase Agreement conferred upon or reserved to the Purchaser is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Purchase Agreement or existing at law or in equity (including, without limitation, the right to such equitable relief by way of injunction) or by statute on or after the date of this Loan Purchase Agreement.
(n) Acts to be taken by the Seller with respect to transferring title to FFELP Loans hereunder shall include acts to be taken by the Trustee as directed by the Seller, which qualifies as an “eligible lender” trustee under the Higher Education Act, and all references herein and in the Loan Transfer Addendum to the Seller shall incorporate by this reference the fact that the Trustee will be transferring title to FFELP Loans on behalf of the Seller, all in accordance with the Higher Education Act. The Seller has advised the Trustee of the foregoing and the Trustee has agreed to comply therewith.

Section 13. Information and Reporting. Seller will make available to the Purchaser upon request: (a) upon execution of this Agreement, Seller’s and Nelnet, Inc.’s most recent audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller or Nelnet, Inc., as appropriate; (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Seller and Nelnet, Inc., an updated audited financial statement prepared in accordance with generally accepted accounting principles and duly certified by nationally recognized independent certified public accountants selected by Seller or Nelnet, Inc., as appropriate; and (c) such other financial information as the Purchaser may reasonably request from time to time. Seller shall verify and reconcile FFELP Loan disbursements and cancellations of FFELP Loans sold hereunder, in such manner as the Purchaser may reasonably request from time to time. Each of Seller and or Nelnet, Inc. shall furnish to the Purchaser a certificate of good standing and a certified copy of resolutions of the board of directors of Seller (or equivalent action) approving and authorizing execution and performance of this Loan Purchase Agreement (in the case of the Seller) and all ancillary documents with respect thereto in a form reasonably satisfactory to the Purchaser.
Section 14. Consolidation Loans. Subsequent to the date which is 90 days after the Loan Purchase Date with respect to the each sale of FFELP Loans, neither the Seller nor any of its affiliates shall, directly or indirectly, without the Purchaser’s prior written consent, either make or attempt to make Consolidation Loans to any borrower which consolidates any FFELP Loans owned by or on behalf of the Purchaser or any of its affiliates. Neither the Seller nor any of its affiliates shall use or transfer to any other person or entity information with respect to borrowers on FFELP Loans purchased by Purchaser hereunder.
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IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

Union Bank and Trust Company,			Nelnet Education Loan Funding, Inc., f/k/a
Individually and as Trustee			NEBHELP, INC.

By:	/s/ Kenneth L. Backemeyer		By:	/s/ Terry J. Heimes

	Title:	Senior Vice President		Title:	Chief Financial Officer